EXHIBIT 10.5

AMENDMENT NO. 1 TO
INVESTMENT AGREEMENT

This Amendment No. 1 is made this 30th day of October, 2012, by and between TransBiotec, Inc. a Delaware corporation (hereinafter referred to as the "Company"), and Kodiak Capital Group, LLC, a Delaware limited liability company (hereinafter referred to as the "Investor"). (together, the “Parties”), to amend the terms of that certain Investment Agreement dated August 15, 2012 and entered into by the same Parties (the “Agreement”).  In the event the terms of the Agreement and this Amendment No. 1 conflict, the terms of this Amendment No. 1 control.

In consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

The Parties agree to modify the terms of the Agreement as necessary to amend the obligations of the Parties related to the Commitment Shares (as defined in the Agreement) under the Agreement.  The Parties hereby agree and amend the Agreement as necessary to allow the Company to repurchase the 1,500,000 Commitment Shares from the Investor at any time during the twelve months following the Registration Statement filed by the Company on or about October 31, 2012, becoming effective for $200,000 and, if the Company hasn’t elected such repurchase right and the Company utilizes the full $3,000,000 facility under the Agreement within twelve months of the effectiveness of the Registration Statement, then the Investor agrees to return the 1,500,000 Commitment Shares to the Company at no charge.  All other provisions of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto, by their duly authorized officers or other authorized signatory, have executed this Amendment No. 1 as of the date first above written.  This Amendment No. 1 may be signed in counterparts and facsimile signatures are treated as original signatures.

TransBiotec, Inc.		Kodiak Capital Group, LLC
a Delaware corporation		a Delaware limited liability company

Sign:	/s/ J. Scott Painter	Sign:	/s/ Ryan C. Hodson

Print:	J. Scott Painter	Print:	Ryan C. Hodson

Title:	Chief Executive Officer	Title:	Managing Director